UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 20, 2011, Robert J. Candito, our Senior Vice President Exploration, entered into a planned trading program pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, which we refer to as a “10b5-1 plan.” Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of their company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Other officers and directors of the Company may adopt plans pursuant to Rule 10b5-1 in the future.

Actual transactions completed under individual 10b5-1 plans will be reported from time to time on forms filed with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed in order to comply with the disclosure requirements of our insider trading policy. Except as may be required by law, we do not undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by our officers and directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OASIS PETROLEUM INC.

Date: December 21, 2011	By:	Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer